Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Purple Innovation, Inc.

Lehi, Utah

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-223030, 333-230522, 333-230521, and 333-269005) and Form S--8 (Nos. 333-224220, 333-265449, and 333-268323) of Purple Innovation, Inc. of our reports dated March 22, 2023, relating to the consolidated financial statements, and the effectiveness of Purple Innovation, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Salt Lake City, Utah

March 22, 2023